Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-295165 on Form S-1 of our report dated March 30, 2026, relating to the financial statements of Fervo Energy Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
May 8, 2026